EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260130 on Form S-8 of our report dated February 19, 2025, relating to the consolidated financial statements of Consensus Cloud Solutions, Inc. (the "Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche, LLP
Los Angeles, California
February 19, 2025